CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129496) of E. I. du Pont de Nemours and Company of our report dated June 27, 2008 relating to the financial statements of DuPont Retirement Savings Plan, which appears in this Form 11-K.
/S/ PRICEWATERHOUSE COOPERS LLP
Philadelphia, Pennsylvania
June 30, 2008